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                                                                    Exhibit 99.1
MAGNA ENTERTAINMENT CORP.

                                                         337 Magna Drive
                                                         Aurora, Ontario L4G 7K1
                                                         Tel: (905) 726-2462
                                                         Fax: (905) 726-7173


                                 PRESS RELEASE
                                 -------------

FOR IMMEDIATE RELEASE
---------------------

                       MAGNA ENTERTAINMENT CORP. ISSUES
                     EARNINGS ADVISORY FOR FOURTH QUARTER


February 9, 2001, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC")
(NASDAQ: MIEC; TSE: MIE.A, MEH) announced today that it expects earnings for the quarter ended December 31, 2000 to be lower than its previously estimated loss of $0.04 to $0.05 per share.

Factors contributing to the lower earnings include:

- severance and other costs associated with the relocation of the Company's head office from Santa Monica, California to Aurora, Ontario, which was announced in mid-December;
- delays with respect to the sale of certain non-strategic real estate assets in North America and Europe; and
-    to a lesser degree, higher than expected costs at certain racetracks.

As a result of these factors, based on preliminary estimates, MEC now expects to report a loss of $0.11 to $0.12 per share for the fourth quarter and income of approximately $0.01 per share for the year. The Company plans to report its results for the year ended December 31, 2000 on February 19, 2001, and will provide further details at that time.

"Going forward, the reorganization of our corporate office, the completion of the real estate sales referred to above as well as others during 2001, the impact of previously announced racetrack acquisitions late in 2000 and in the first quarter of 2001 and other measures are expected to produce improved earnings in 2001 and beyond", said Jim McAlpine, President and Chief Executive Officer.
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MEC, one of the largest operators of premier horse racetracks in the United
States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations. MEC's racetracks include Santa Anita Park, Golden Gate Fields and Bay Meadows Racecourse in California, Gulfstream Park in Florida, Remington Park in Oklahoma, Thistledown in Ohio and Great Lakes Downs in Michigan. The Company is also developing horse racing products for multi-media distribution via interactive cable, satellite, broadcast television and the Internet, as well as certain leisure and retail-based real estate projects.

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including from Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.


For more information contact:
Graham Orr
Executive Vice President & Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Tel: (905) 726-7099